Hims & Hers Health, Inc. Reports Fourth Quarter and Full Year 2024 Financial Results

Revenue of $1.5 billion, up 69% year-over-year in 2024

Net income of $126 million; Adjusted EBITDA of $177 million in 2024

Subscribers grew to 2.2 million, up 45% year-over-year in 2024

Provides Q1 and full year 2025 guidance, with full year 2025 revenue in the range of $2.3 billion to $2.4 billion and Adjusted EBITDA in the range of $270 million to $320 million

SAN FRANCISCO, February 24, 2025 – Hims & Hers Health, Inc. (“Hims & Hers” or the “Company”, NYSE: HIMS), the leading health and wellness platform, today announced financial results for the fourth quarter and full year ended December 31, 2024 in a shareholder letter that is posted at investors.hims.com.

“2024 was a fantastic year at Hims and Hers as we continue to build a platform that leverages personalization and technology unlike any traditional healthcare system,” said Andrew Dudum, co-founder and CEO. “Over 2 million subscribers now entrust Hims & Hers to aid them in their journey to better health - with thousands more joining daily. In the coming years, we expect to further transform how individuals can improve their health with more comprehensive treatments, technologies that normalize unlimited follow up support, and tools that can eventually be exported beyond Hims and Hers, enabling even more Americans to access this care. We believe an ongoing focus in these areas will allow every household in the country to access high quality, precision care that is convenient and affordable and expect 2025 will be another exciting step toward our vision of this next-generation of healthcare.”

Yemi Okupe, CFO, stated, “The success we are experiencing is a direct reflection of our improving ability to democratize access to high quality, personalized care across each of our specialties. Revenue excluding our GLP-1 offering increased 43% year-over-year to over $1.2 billion in 2024, meeting our previous 2025 revenue target a year early. Consolidated revenue increased 69% year-over-year to nearly $1.5 billion as our weight loss offering continues to offer an accelerant to these trends. We believe this signifies our platform's growing ability to enter new specialties and scale rapidly, further establishing confidence that we are building a set of core capabilities that can scale with tremendous efficiency. This evolution is positioning us to serve tens of millions of individuals over time while simultaneously progressing toward our long-term profitability targets.”

Key Business Metrics
(In Thousands, Except for Monthly Online Revenue per Average Subscriber and AOV, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Subscribers (end of period)	2,229	1,537	45%	2,229	1,537	45%
Monthly Online Revenue per Average Subscriber	$73	$53	38%	$64	$54	19%

Net Orders	2,807	2,298	22%	10,459	8,676	21%
AOV	$168	$103	63%	$137	$97	41%

Revenue
(In Thousands, Unaudited)

	Three Months Ended December 31,			Year Ended December 31,
	2024	2023	% Change	2024	2023	% Change
Online Revenue	$470,760	$237,363	98%	$1,437,937	$842,381	71%
Wholesale Revenue	10,379	9,256	12%	38,577	29,619	30%
Total revenue	$481,139	$246,619	95%	$1,476,514	$872,000	69%

Fourth Quarter 2024 Financial Highlights
•Revenue was $481.1 million for the fourth quarter of 2024 compared to $246.6 million for the fourth quarter of 2023, an increase of 95% year-over-year.
•Gross margin was 77% for the fourth quarter of 2024 compared to 83% for the fourth quarter of 2023.
•Net income was $26.0 million for the fourth quarter of 2024 compared to $1.2 million for the fourth quarter of 2023.
•Adjusted EBITDA was $54.1 million for the fourth quarter of 2024 compared to $20.6 million for the fourth quarter of 2023.
•Net cash provided by operating activities was $86.4 million for the fourth quarter of 2024 compared to $22.0 million for the fourth quarter of 2023.
•Free Cash Flow was $59.5 million for the fourth quarter of 2024 compared to $10.8 million for the fourth quarter of 2023.

Full Year 2024 Financial Highlights
•Revenue was $1,476.5 million for the year ended December 31, 2024 compared to $872.0 million for the year ended December 31, 2023, an increase of 69% year-over-year.
•Gross margin was 79% for the year ended December 31, 2024 compared to 82% for the year ended December 31, 2023.
•Net income was $126.0 million for the year ended December 31, 2024, which was impacted by the change in valuation allowance of $68.0 million due to the full release of the valuation allowance on our domestic deferred tax assets. The benefit from the change in valuation allowance was partially offset by current period tax activity. This compared to a net loss of $(23.5) million for the year ended December 31, 2023.
•Adjusted EBITDA was $176.9 million for the year ended December 31, 2024 compared to $49.5 million for the year ended December 31, 2023.
•Net cash provided by operating activities was $251.1 million for the year ended December 31, 2024 compared to $73.5 million for the year ended December 31, 2023.
•Free Cash Flow was $198.3 million for the year ended December 31, 2024 compared to $47.0 million for the year ended December 31, 2023.

Reconciliations of Adjusted EBITDA and Free Cash Flow, non-GAAP measures, to net income (loss) and net cash provided by operating activities, respectively, their most comparable financial measures under generally accepted accounting principles in the United States (“U.S. GAAP”), have been provided in this press release in the accompanying tables. Additional information about Adjusted EBITDA and Free Cash Flow is also included below under the heading “Non-GAAP Financial Measures”.

Financial Outlook

Hims & Hers is providing the following guidance:

For the first quarter 2025, we expect:
•Revenue of $520 million to $540 million.
•Adjusted EBITDA of $55 million to $65 million, reflecting an Adjusted EBITDA margin of 11% to 12%.

For the full year 2025, we expect:
•Revenue of $2.3 billion to $2.4 billion.
•Adjusted EBITDA of $270 million to $320 million, reflecting an Adjusted EBITDA margin of 12% to 13%.

The guidance provided above constitutes forward-looking statements and actual results may differ materially. Refer to the “Cautionary Note Regarding Forward-Looking Statements” safe harbor section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

We have relied upon the exception in Item 10(e)(1)(i)(B) of Regulation S-K and have not reconciled forward-looking Adjusted EBITDA to its most directly comparable U.S. GAAP measure, net income (loss), because we cannot predict with reasonable certainty the ultimate outcome of certain components of such reconciliations, including market-related assumptions that are not within our control, or others that may arise, without unreasonable effort. For these reasons, we are unable to assess the probable significance of the unavailable information, which could materially impact the amount of future net income (loss). See “Non-GAAP Financial Measures” for additional important information regarding Adjusted EBITDA.

Conference Call

Hims & Hers will host a conference call to review the fourth quarter and full year 2024 results on February 24, 2025, at 5:00 p.m. ET. The conference call can be accessed by dialing +1 (888) 510-2630 for U.S. participants and +1 (646) 960-0137 for international participants, and referencing conference ID #1704296. A live audio webcast will be available online at investors.hims.com. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call at the same link.

About Hims & Hers Health, Inc.

Hims & Hers is the leading health and wellness platform on a mission to help the world feel great through the power of better health.

We believe how you feel in your body and mind transforms how you show up in life. That’s why we’re building a future where nothing stands in the way of harnessing this power. Hims & Hers normalizes health & wellness challenges—and innovates on their solutions—to make feeling happy and healthy easy to achieve. No two people are the same, so the Company provides access to personalized care designed for results.

For more information, please visit investors.hims.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can be identified by the use of forward-looking terminology, including the words “believe,” “estimate,” “anticipate,” “expect,” “assume,” “imply,” “intend,” “plan,” “may,” “will,” “potential,” “project,” “predict,” “continue,” “could,” “confident,” “confidence,” or “should,” or, in each case, their plural, their negative or other variations or comparable terminology. There can be no assurance that actual results will not materially differ from expectations. Such statements include, but are not limited to, any statements relating to our financial outlook and guidance, including our mission to drive top-line growth and profitability and our ability to attain our medium- and long-term financial and operational targets; our expected future financial and business performance, including with respect to the Hims & Hers platform, our marketing campaigns, investments in innovation, the solutions accessible on our platform, and our infrastructure, and the underlying assumptions with respect to the foregoing; statements relating to events and trends relevant to us, including with respect to our regulatory environment, financial condition, results of operations, short- and long-term business operations, objectives, and financial needs; expectations regarding our mobile applications, market acceptance, user experience, customer retention, brand development, our ability to invest and generate a return on any such investment, customer acquisition costs, operating efficiencies and leverage (including our fulfillment capabilities), the effect of any pricing decisions, changes in our product or offering mix, the timing and market acceptance of any new products or offerings, the timing and anticipated effect of any pending or recently completed acquisitions, the success of our business model, our market opportunity, our ability to scale our business, the growth of certain of our specialties, our ability to innovate on and expand the scope of our offerings and experiences, including through the use of data analytics and artificial intelligence, our ability to reinvest into the customer experience, our ability to comply with the extensive, complex and evolving legal and regulatory requirements applicable to our business, including without limitation state and federal healthcare, privacy and consumer protection laws and regulations, and the effect or outcome of litigation or governmental actions in relation to any such legal and regulatory requirements. These statements are based on management’s current expectations, but actual results may differ materially due to various factors.

The forward-looking statements contained in this press release are based on our current expectations and beliefs concerning future developments and their potential effects on us. Future developments affecting us may not be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) and other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Securities and Exchange Commission (the “Commission”).

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation (and expressly disclaim any obligation) to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. These risks and others described in the “Risk Factors” section of each of our most recently filed Quarterly Report on Form 10-Q, our most recently filed Annual Report on Form 10-K, and any of our subsequent filings with the Commission may not be exhaustive.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and developments in the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in reports we have filed or will file with the Commission, including our most recently filed Annual Report on Form 10-K, our most recently filed Quarterly Report on Form 10-Q, and any of our subsequent filings with the Commission. In addition, even if our results of operations, financial condition and liquidity, and developments in the industry in which we operate are consistent with the forward-looking statements contained in such reports, those results or developments may not be indicative of results or developments in subsequent periods.

Key Business Metrics

“Online Revenue” represents the sales of products and services on our platform, net of refunds, credits, and chargebacks, and includes revenue recognition adjustments recorded pursuant to U.S. GAAP, primarily relating to deferred revenue and returns reserve. Online Revenue is generated by selling directly to consumers through our websites and mobile applications. Our Online Revenue consists of products and services purchased by customers directly through our online platform. The majority of our Online Revenue is subscription-based, where customers agree to be billed on a recurring basis to have products and services automatically delivered to them.

“Wholesale Revenue” represents non-prescription product sales to retailers through wholesale purchasing agreements. Wholesale Revenue also includes non-prescription product sales to third-party platforms through consignment arrangements. In addition to being revenue generative and profitable, wholesale partnerships and consignment arrangements have the added benefit of generating brand awareness with new customers in physical environments and on third-party platforms.

“Subscribers” are customers who have one or more “Subscriptions” pursuant to which they have agreed to be automatically billed on a recurring basis at a defined cadence. The Subscription billing cadence is typically defined as a number of days (for example, billed every 30 days or every 90 days), which are excluded from our reporting when payment has not occurred at the contracted billing cadence. Subscribers can cancel or snooze Subscriptions in between billing periods to stop receiving additional products and/or services and can reactivate Subscriptions to continue receiving additional products and/or services.

“Monthly Online Revenue per Average Subscriber” is defined as Online Revenue divided by “Average Subscribers”, which amount is then further divided by the number of months in a period. “Average Subscribers” are calculated as the sum of the Subscribers at the beginning and end of a given period divided by 2.

“Net Orders” are defined as the number of online customer orders minus transactions related to refunds, credits, chargebacks, and other negative adjustments. Net Orders represent transactions made on our platform during a defined period of time and exclude revenue recognition adjustments recorded pursuant to U.S. GAAP.

Average Order Value (“AOV”) is defined as Online Revenue divided by Net Orders.

CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Data)

	December 31,
	2024	2023
Assets
Current assets:
Cash and cash equivalents	$220,584	$96,663
Short-term investments	79,667	124,318
Inventory	64,427	22,464
Prepaid expenses and other current assets	31,153	21,608
Total current assets	395,831	265,053
Restricted cash	856	856
Goodwill	112,728	110,881
Property, equipment, and software, net	82,083	36,143
Intangible assets, net	43,410	18,574
Operating lease right-of-use assets	10,881	9,588
Deferred tax assets, net	61,603	—
Other long-term assets	147	91
Total assets	$707,539	$441,186
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$91,180	$43,070
Accrued liabilities	53,013	28,972
Deferred revenue	75,285	7,733
Earn-out payable	—	7,412
Operating lease liabilities	1,889	1,281
Total current liabilities	221,367	88,468
Operating lease liabilities	9,456	8,667
Other long-term liabilities	—	22
Total liabilities	230,823	97,157
Commitments and contingencies
Stockholders' equity:
Common stock – Class A shares, par value $0.0001, 2,750,000,000 shares authorized and 212,459,586 and 205,104,120 shares issued and outstanding as of December 31, 2024 and 2023, respectively; Class V shares, par value $0.0001, 10,000,000 shares authorized and 8,377,623 shares issued and outstanding as of December 31, 2024 and 2023	22	21
Additional paid-in capital	719,155	712,307
Accumulated other comprehensive loss	(324)	(124)
Accumulated deficit	(242,137)	(368,175)
Total stockholders' equity	476,716	344,029
Total liabilities and stockholders' equity	$707,539	$441,186

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(In Thousands, Except Share and Per Share Data)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Revenue	$481,139	$246,619	$1,476,514	$872,000
Cost of revenue	111,598	42,561	303,379	157,051
Gross profit	369,541	204,058	1,173,135	714,949
Gross margin %	77%	83%	79%	82%
Operating expenses:(1)
Marketing	221,085	125,895	678,844	446,435
Operations and support	58,083	32,839	185,802	119,857
Technology and development	23,749	13,405	78,819	48,227
General and administrative	48,028	32,319	167,767	129,883
Total operating expenses	350,945	204,458	1,111,232	744,402
Income (loss) from operations	18,596	(400)	61,903	(29,453)
Other income (expense):
Change in fair value of liabilities	—	(19)	—	(1,075)
Other income, net	3,695	2,615	9,808	8,957
Total other income, net	3,695	2,596	9,808	7,882
Income (loss) before taxes	22,291	2,196	71,711	(21,571)
Benefit (provision) for income taxes	3,734	(951)	54,327	(1,975)
Net income (loss)	26,025	1,245	126,038	(23,546)
Other comprehensive (loss) income	(553)	9	(200)	153
Total comprehensive income (loss)	$25,472	$1,254	$125,838	$(23,393)

Net income (loss) per share attributable to common stockholders:
Basic	$0.12	$0.01	$0.58	$(0.11)
Diluted	$0.11	$0.01	$0.53	$(0.11)
Weighted average shares outstanding:
Basic	219,027,485	211,584,915	215,939,037	209,344,712
Diluted	240,725,350	221,850,856	236,808,876	209,344,712
______________
(1)Includes stock-based compensation expense as follows (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Marketing	$2,637	$1,559	$9,392	$5,477
Operations and support	2,743	1,920	10,205	6,815
Technology and development	3,824	1,921	12,534	7,126
General and administrative	15,145	12,391	60,191	46,662
Total stock-based compensation expense	$24,349	$17,791	$92,322	$66,080

CONSOLIDATED STATEMENTS OF CASH FLOWS
(In Thousands)

	Years Ended December 31,
	2024	2023
Operating activities
Net income (loss)	$126,038	$(23,546)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	17,088	9,515
Stock-based compensation	92,322	66,080
Change in fair value of liabilities	—	1,075
Net accretion on securities	(4,355)	(5,686)
Benefit for deferred taxes	(61,649)	(13)
Impairment of long-lived assets	114	429
Non-cash operating lease cost	2,546	1,922
Non-cash acquisition-related costs	—	2,691
Non-cash other	357	195
Changes in operating assets and liabilities:
Inventory	(41,612)	(902)
Prepaid expenses and other current assets	(9,494)	(6,395)
Other long-term assets	(56)	(58)
Accounts payable	43,710	7,324
Accrued liabilities	23,791	16,524
Deferred revenue	67,552	6,261
Operating lease liabilities	(2,443)	(1,933)
Earn-out payable	(2,825)	—
Net cash provided by operating activities	251,084	73,483
Investing activities
Purchases of investments	(160,564)	(157,239)
Maturities of investments	208,940	170,051
Proceeds from sales of investments	725	1,574
Investment in website development and internal-use software	(11,095)	(9,272)
Purchases of property, equipment, and intangible assets	(41,655)	(17,220)
Acquisition of business, net of cash acquired	(15,399)	—
Net cash used in investing activities	(19,048)	(12,106)
Financing activities
Proceeds from exercise of vested stock options	26,651	2,322
Payments for taxes related to net share settlement of equity awards	(52,501)	(14,096)
Repurchases of common stock	(83,039)	(1,999)
Payments for acquisition-related earn-out consideration	(3,190)	—
Proceeds from employee stock purchase plan	3,901	2,298
Proceeds from exercise of Class A common stock warrants	333	—
Net cash used in financing activities	(107,845)	(11,475)
Foreign currency effect on cash and cash equivalents	(270)	(11)
Increase in cash, cash equivalents, and restricted cash	123,921	49,891
Cash, cash equivalents, and restricted cash at beginning of period	97,519	47,628
Cash, cash equivalents, and restricted cash at end of period	$221,440	$97,519
Reconciliation of cash, cash equivalents, and restricted cash
Cash and cash equivalents	$220,584	$96,663
Restricted cash	856	856
Total cash, cash equivalents, and restricted cash	$221,440	$97,519
Supplemental disclosures of cash flow information
Cash paid for taxes	$7,916	$1,109
Non-cash investing and financing activities
Purchases of property and equipment included in accounts payable and accrued liabilities	$7,781	$3,383
Right-of-use asset obtained in exchange for lease liability	2,593	6,270
Issuance of common stock for acquisition-related earn-out consideration	1,396	—
Issuance of common stock and liabilities assumed in connection with acquisition of business	16,000	—

Non-GAAP Financial Measures
In addition to our financial results determined in accordance with U.S. GAAP, we present Adjusted EBITDA (which is a non-GAAP financial measure), Adjusted EBITDA margin (which is a non-GAAP ratio), and Free Cash Flow (which is a non-GAAP financial measure) each as defined below. We use Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow, when taken together with the corresponding U.S. GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations, or outlook. We consider Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow to be important measures because they help illustrate underlying trends in our business and our historical operating performance on a more consistent basis. We believe that the use of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow is helpful to our investors as they are used by management in assessing the health of our business, our operating performance, and our liquidity.

However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool, and should not be considered in isolation or as a substitute for financial information presented in accordance with U.S. GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP financial measures or ratios differently or may use other financial measures or ratios to evaluate their performance, all of which could reduce the usefulness of Adjusted EBITDA, Adjusted EBITDA margin, and Free Cash Flow as tools for comparison. Reconciliations are provided below to the most directly comparable financial measures stated in accordance with U.S. GAAP. Investors are encouraged to review our U.S. GAAP financial measures and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA is a key performance measure that our management uses to assess our operating performance. Because Adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes. “Adjusted EBITDA” is defined as net income (loss) before stock-based compensation, depreciation and amortization, acquisition and transaction-related costs (which includes (i) consideration paid for employee compensation with vesting requirements incurred directly as a result of acquisitions, inclusive of revaluation of earn-out consideration recorded in general and administrative expenses prior to 2024, and (ii) transaction professional services), legal settlement expenses that are considered non-recurring, impairment of long-lived assets, change in fair value of liabilities, interest income, and income taxes. “Adjusted EBITDA margin” is defined as Adjusted EBITDA divided by revenue.

Some of the limitations of Adjusted EBITDA include (i) Adjusted EBITDA does not properly reflect capital commitments to be paid in the future, and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and Adjusted EBITDA does not reflect these capital expenditures. In evaluating Adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments in this presentation. Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. We compensate for these limitations by providing specific information regarding the U.S. GAAP items excluded from Adjusted EBITDA. When evaluating our performance, you should consider Adjusted EBITDA in addition to, and not as a substitute for, other financial performance measures, including our net income (loss) and other U.S. GAAP results.

Net Income (Loss) to Adjusted EBITDA Reconciliation
(In Thousands, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023

Revenue	$481,139	$246,619	$1,476,514	$872,000

Net income (loss)	26,025	1,245	126,038	(23,546)
Stock-based compensation	24,349	17,791	92,322	66,080
Depreciation and amortization	6,061	2,658	17,088	9,515
Acquisition and transaction-related costs	2,155	507	3,979	3,016
Legal settlement	2,008	—	2,008	—
Impairment of long-lived assets	—	—	114	429
Change in fair value of liabilities	—	19	—	1,075
Interest income	(2,741)	(2,601)	(10,349)	(9,029)
(Benefit) provision for income taxes	(3,734)	951	(54,327)	1,975
Adjusted EBITDA	$54,123	$20,570	$176,873	$49,515

Net income (loss) as a % of revenue	5%	1%	9%	(3)%
Adjusted EBITDA margin	11%	8%	12%	6%

Free Cash Flow is a key performance measure that our management uses to assess our liquidity. Because Free Cash Flow facilitates internal comparisons of our historical liquidity on a more consistent basis, we use this measure for business planning purposes. “Free Cash Flow” is defined as net cash provided by operating activities, less purchases of property, equipment, and intangible assets and investment in website development and internal-use software in investing activities.

Some of the limitations of Free Cash Flow include (i) Free Cash Flow does not represent our residual cash flow for discretionary expenditures and our non-discretionary commitments, and (ii) Free Cash Flow includes capital expenditures, the benefits of which may be realized in periods subsequent to those in which the expenditures took place. In evaluating Free Cash Flow, you should be aware that in the future we will have cash outflows similar to the adjustments in this presentation. Our presentation of Free Cash Flow should not be construed as an inference that our future results will be unaffected by these cash outflows or any unusual or non-recurring items. When evaluating our performance, you should consider Free Cash Flow in addition to, and not as a substitute for, other financial performance measures, including our net cash provided by operating activities and other U.S. GAAP results.

Net Cash Provided By Operating Activities to Free Cash Flow Reconciliation
(In Thousands, Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Net cash provided by operating activities	$86,385	$21,983	$251,084	$73,483
Less: purchases of property, equipment, and intangible assets in investing activities	(24,520)	(8,631)	(41,655)	(17,220)
Less: investment in website development and internal-use software in investing activities	(2,365)	(2,567)	(11,095)	(9,272)
Free Cash Flow	$59,500	$10,785	$198,334	$46,991

Contacts:
Investor Relations
Bill Newby
Investors@forhims.com

Media Relations
Abby Reisinger
Press@forhims.com